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                                                                  EXHIBIT 10.146

     This Joint Venture Agreement, made and entered into this 1st day of June, 2000, by and between R. E. Monks Construction Co., LLC, a Colorado Company, (hereinafter referred to as "R. E. Monks"), and Meadow Valley Contractors, Inc., a Nevada corporation, (hereinafter referred to as "MCVI").

                                  WITNESSETH

     WHEREAS, the Arizona Department of Transportation, hereinafter called the owner, advertised for bids for construction of Project No. S-366-548, Tracs No. 089 YV 317 H507801C, PRESCOTT-COTTONWOOD HIGHWAY (US 89- Junction SR 89A) in Yavapai county (hereinafter referred to as the Construction Contract), which bids were received on May 3, 2000.

     WHEREAS, the parties hereto desire to form a joint venture to enter into and thereafter to perform a contract with the Arizona Department of Transportation, for the performance of said work; and

     WHEREAS, the parties desire to enter into this joint venture agreement in order to fix between themselves their respective responsibilities, interest and liabilities in connection with such bid and the performance of such Construction Contract.

     NOW, THEREFORE, the parties hereto hereby agree to constitute themselves as joint venturers for the purpose of entering into, performing and completing the Construction Contract subject to the following terms and conditions:

         1. The Construction Contract shall be entered into and performed, insofar as the Owner is concerned, by and in the names of the parties hereto as joint venturers. The Joint Venture shall be known and designated as Meadow Valley Contractors, Inc./R.E. Monks Construction Company, L. L. C., A Joint Venture.

         2. As between the parties hereto, the Construction Contract shall be performed and the rights and obligations of the parties with respect thereto shall be determined in the following manner:

         R. E. Monks - See attachment "A"
         MVCI        - See attachment "A"

     CLARIFICATION OF DUTIES:
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     The Joint venture will provide the following items to or for the Joint
     Venture at no cost to the other partner and will handle all jobsite and management correspondence with the Arizona Department of Transportation, Project management personnel will be mutually agreed upon by both parties at the following positions: Project Manager, and Project Engineer.

     Items to be furnished by MVCI:

     a.  Project Manager
     b.  Project Engineer
     c.  Management and control of Traffic Control operations
     d. Initial project survey layout and staking. Staking to be in accordance with the attached scope of work provided by the survey subcontractor. The cost of replacing lost or destroyed stakes will be reimbursed to Meadow Valley by R. E. Monks or the responsible party at the actual pre-approved cost. Quality control testing per the Project Specifications. Additional testing and/or re-testing will be billed at the invoiced rate.

     Items to be furnished by R. E. Monks:

     a.  All water supply and dust control used on the project.
     b. Access to all structures suitable for appropriate cranes, drilling equipment, and structure equipment.
     c. Semi belly dump trucks fully operated and maintained at $55.00 per hour.

     Items to be shared by both MVCI and R. E. Monks:

     a.  Yard site rent and fencing at the Joint Venture yard site. (50/50)
     b.  Security, if needed and agreed to by the both Parties, at the job site.
     c.  Set up costs for utilities at the Joint Venture yard site.
     d. Meadow Valley will furnish and R. E. Monks will place and install geocomposite drain at the structures. Meadow Valley to provide hilti guns, fastners, and training for R. E. Monks' employees.

     All extra costs, back charges, or other items not included in this agreement shall be agreed upon in writing on a daily basis. The reference to items is to the bid items specified in the Construction Contract. The foregoing division of the work under the Construction Contract between the parties hereto is intended to result in the performance of the Prescott-Cottonwood Highway (US89-

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     Junction SR 89A), complete. Any work provided for in change or extra work orders shall be performed in accordance with the foregoing division of work between the parties hereto, but if any work so ordered does not fall within the present bid items of the Construction Contract, it shall be performed in such manner as the parties may mutually agree. Each party hereto shall separately and individually enter into such subcontract, purchase orders, equipment rental agreements and shall employ sufficient workmen to enable it to perform the items of work as hereinabove divided between them in a diligent and satisfactory manner.

     The parties agree to split, in proportion to their respective shares of the work completed, all miscellaneous fees/charges necessary to establish the Joint Venture accounts.

         3. The Parties agree that payment from the owner for work performed hereunder shall be made directly to the Joint Venture. The Joint Venture shall establish an account at a mutually acceptable financial institution, and management of said account shall be at the direction of the Management Committee established in paragraph 10 herein. Within three(3) days of the date that the funds are collected from the Owner by the Joint Venture, each Party shall be paid for the sums due them based on their portions of the Work completed as indicated in the progress estimates accompanying such payment less the appropriate amount of sales tax which will be paid from the Joint Venture account. Any retained funds by the owner shall be shared by the Parties in proportion to their respective shares of the work completed.

     Should any value engineering proposals be submitted, negotiated, and monetary gains realized by the Joint Venture for any work, the savings shall be divided between the partners in an equitable manner. In general, the division of any such gains should be commensurate with each parties risk, and participation in the entire change of scope to the project. It is agreed that, in all cases, the method of determining the division of any value engineering or cost reduction gain will be agreed upon prior to submittal of the proposal to the owner. In the event that an initial proposal changes significantly in scope through the course of discovery, the percentage split will be immediately reevaluated and agreed upon by both parties.

         In the event no agreement is reached prior to submittal, the following method of division will be implemented as a default:

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         If changes in the scope of work affect only one party to this joint venture with no significant involvement of the other party, the affected party will receive full benefit from the monetary gain.

         If changes in the scope of work affect both parties to the joint venture, the benefit will be divided according to each parties share in the entire joint venture.

         4. R. E. Monks and MVCI shall, and hereby do, assume all obligations of the Joint Venture under the Construction Contract with respect to the bid items assigned to them, respectively, as above provided, and each of them shall hold the other and the Joint Venture free and harmless from any and all liability or responsibility with respect to the bid items as so divided. With respect to Equal Employment Opportunity Affirmative Action Programs, Safety Programs and the like, each joint venturer shall be responsible for its respective part or proportionate share and shall undertake to satisfy all such requirements pertinent to the items of work assigned to it, at its own expense.

         5. With respect to any bond or bonds required of the Joint Venture by Owner in connection with the Construction Contract, R. E. Monks and MVCI shall apply for and obtain such bonds and shall arrange for interests in the performance of the Construction Contract as the bid items thereof are hereinabove divided and the premiums for such bond or bonds shall be paid for by each Joint Venture partner respectively as outlined in attachment 'A'.

         6. Each Joint Venture partner shall procure, pay for, and maintain its own Workmen's Compensation, Automobile Liability, including owned, non owned, and hired automobiles, and Mobile Equipment Liability Policies.

         7.  The Joint Venture shall obtain, carry and maintain:

         a. A Comprehensive General Liability Insurance Policy with single limit coverage for each occurrence of:

             $1,000,000 including coverage for:

                    i.   Completed Operations and Products Liability
                    ii.  Broad Form Property Damage Liability, and
                    iii. Liability which such party may incur as a result of the operations, acts or omissions of its

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                         subcontractors, suppliers or materialsmen, and their
                         agents or employees,

         b. Each party shall pay its proportionate share of the premium due for the above policy in the performance of the Construction Contract. The proportionate share is defined as the percentage of the total contract revenue that each party completes as defined in attachment 'A'. It is anticipated that the cost of said premium will be 0.15% of the contract revenue.

         c. The joint Venture Policy will name the parties as insured on the umbrella liability policy. The policy shall be written on an occurrence-type basis.

         8. Each party shall furnish to the other party certificates from approved insurance companies evidencing that all the foregoing insurance is in force and will not be canceled, reduced or modified without thirty (30) days prior written notice to the other party. Such policies shall be endorsed to designate the other party hereto and this Joint Venture as additional insured.

         9. Should any penalty be assessed because of delay in the completion of the work under said Construction Contract, such penalty shall be charged against the party assigned the particular item or items of the work which caused the delay in completion of the entire contract; and if both parties hereto should contribute to the delay, the penalty shall be charged or prorated to each of the respective parties in proportion to the respective items of work involved in the delay. Should penalties be assessed due to poor planning or decision making on the part of the mutually selected management personnel as described herein, such penalties will be charged proportionately between the parties as related to their share of the Construction Contract.

         10. Should any dispute arise between the parties hereto for any reason including the payment or division of any penalty or savings, such dispute shall first be attempted to be resolved by the Management Committee established in paragraph 13 herein. If the Management Committee cannot resolve the dispute, then the dispute shall be resolved as follows:

         a) Partnering: Both parties will agree upon a facilitator and shall convene a partnering session which shall include the Management Committee, the Project Staff, and the Estimating/Support Staff from both companies. The session shall be conducted in accordance

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         with the standard guidelines for partnering as established by the
         Arizona Department of Transportation and Maricopa County. The goal of the partnering session shall be to reach an equitable resolution of the dispute with the realization that Arbitration and/or Litigation can be very expensive and is therefore undesirable.

         b) Arbitration: If the dispute cannot be resolved by Partnering then each of the parties hereto shall choose an arbitrator, and the two arbitrators so chosen shall select a third arbitrator. Each arbitrator shall be a person skilled and having knowledge and experience in construction work similar to this project. The Board of Arbitrators so chosen shall have full power to hear and determine all matters so in dispute, and their decision of an award when signed by two or more of them shall be final and conclusive as to all matters submitted to them and shall be binding upon both parties hereto.

         The expenses of any such arbitration shall be paid as follows:

         Each party shall pay the arbitrator chosen by such party, and the charges of the third arbitrator shall be paid equally by the parties hereto.

         11. Each party shall indemnify, defend and save harmless each other party, its members, directors, officers, and employees, from and against any and all claims, damages (including direct, liquidated, consequential, incidental or other damages), losses, liabilities, attorneys fees, costs and expenses whatsoever kind or nature at any time arising out of any failure of such party to perform any of its obligations with respect to the items of work by it to be performed or arising under this Joint Venture Agreement or which are in any manner directly or indirectly caused or occasioned by, or contributed to, any act, omission, fault or negligence, whether active or passive, in whole or in part, of anyone acting under its direction or control, or on its behalf in connection with or incidental to such work, even though the same may have resulted from the joint, concurring or contributory act, omission, fault or negligence, whether active or passive, or the other party, Owner or any other person, unless the same is caused by the sole negligence or willful misconduct of the other party, its agents, servants or independent contractors who are directly responsible to it.

         12. R. E. Monks and MVCI each shall furnish all working capital, when and as required, for the prosecution of the bid items to be performed by them, and by reason thereof it is not contemplated that

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     the Joint Venture will itself require any working capital. Each party shall be entitled to the profit and shall bear the loss, if any, with respect to each bid item of work assigned to it. Each of the parties shall maintain adequate books of account with respect to its operations. The Joint Venture shall request securities in lieu of retention and each party shall fund his proportionate share. Earnings from the securities account will be distributed to each party in proportion to its respective funding amount at the time of earnings distribution.

         13. MVCI shall be the sponsor of this Joint Venture and the Managing Party with respect to all work to be performed under the Construction Contract. MVCI is authorized to execute, on behalf of the Joint Venture, all contracts and any related documents. R. E. Monks and MVCI shall be responsible for the overall prosecution, scheduling and coordination of the work to be performed under the Construction Contract, but shall not be entitled to a fee therefore. The Project Manager, shall be employed by MVCI but will be mutually agreed upon by both parties. This employee shall act on behalf of and in the best interest of the Joint Venture without regard to their employment by either party.

         To facilitate handling of matters and questions in connection with the performance of the Contract and the Work, a Management Committee of three persons will be created consisting of one appointee from each Party and the Project Manager. Each of the Parties shall advise the other in writing as to the name of the person appointed by it as its representative in the Management Committee. Each Party may, at any time and from time to time, change its representative by filing with the other written notice of such change. The said representatives shall meet from time to time, as necessary to act on all necessary matters pertaining to the work of the Joint Venture. The Parties shall endeavor to reach unanimous decisions on all matters. In the event that unanimity is not reached, either party may request a resolution as described in paragraph 10.

         If at any time one of the venturers has reasonable cause to suspect that any employee, of either party or subcontractor or supplier, is acting in a manner that is unsafe or otherwise injurious to the welfare of the Joint Venture (including the parties thereto and their employees), as managing partner, MVCI will be responsible to act in a responsible and timely fashion to counsel, remove, or otherwise correct the situation. This responsibility to correct these situations does not

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     however change MVCI liabilities from those described herein in any way.

         14. This Joint Venture Agreement extends only to the performance of the Construction Contract, including any extra work orders, and/or change orders in connection therewith, or any contract supplemental thereto. In no event shall this agreement extend to or cover any other or different work, and upon the completion of performance of the Construction Contract and the distribution by the Joint Venture to the Joint Venturers of the payments from Owner as herein provided, the Joint Venture shall terminate.

         15. If any party hereto (if any individual) shall die or become incompetent, or if any party (not an individual) shall dissolve, or if any party hereto shall become bankrupt, or file a voluntary petition in bankruptcy, this Joint Venture shall not terminate, but the right of the disabled party to continue to participate in the Joint Venture shall, except as hereafter provided, terminate, and the remaining parties shall do all things necessary to complete performance of the Construction Contract and then to wind up all of the Joint Venture affairs, including the collection of all monies and property due this Joint Venture and the distribution of its assets. The disabled party, or its representative, shall have no further voice in the performance of the Construction Contract or in the management of this Joint Venture. The disabled party, shall be entitled to that share of the profits of this Joint Venture earned with respect to the items of work assigned to the disabled party measured by the ratio of dollar value of the items of work performed by such party in relation to the total dollar value of all of such items, but such disabled party and its representatives shall be charged with and shall be liable for its full share of any and all losses that may be suffered by this Joint Venture with respect to the entirety of all items of work assigned to the disabled party.

         16. Any assignment of this agreement, in whole or in part, or any transfer of any rights hereunder, or any delegation of any duties to be performed hereunder, made by either party hereto, whether by operation of law or otherwise, without the prior written consent of the other party hereto shall be void.

         17. Subject to the foregoing provisions, this agreement shall insure to the benefit of and be binding upon the parties hereto, their heirs, successors, assigns and legal representatives.

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         18.  As used herein, the neuter gender includes the masculine or feminine gender and the plural includes the singular, as the context may require. All parties agree to comply with all federal, state and local laws, codes, ordinances and regulations in performing work under this agreement, including, but not limited to, the Occupation Safety and Health Act of 1970, Mine Safety and Health Act, Environmental Protection Agency laws and regulations, the Immigration Reform and Control act of 1986, the Americans with Disabilities Act, and the Contract Work Hours and Safety Standards Act.

         This agreement shall be interpreted in accordance with the laws of the State of Arizona. Venue shall be Maricopa County, Arizona unless otherwise specifically agreed between parties. If in the event any provision of this agreement is found to be unenforceable, the remaining provisions shall survive to the fullest possible extent. This document constitutes the entire agreement between the parties and any additions, deletions, or modifications must be in writing and signed by both parties in order to be effective.

     IN WITNESS WHEREOF, the parties hereto have executed this Joint Venture agreement on the date first hereinabove written.


     WITNESS                                 R. E. Monks Construction, LLC


/s/ [ILLEGIBLE]^^                            /s/ Richard D. Monks
----------------------------------           ----------------------------------
                                             Richard D. Monks
                                             Vice President

     ATTEST                                  Meadow Valley Contractors, Inc.


/s/ Robert W. Bottcher                       /s/ Bradley E. Larson
----------------------------------           ----------------------------------
     (seal)                                  Bradley E. Larson
                                             President

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